EXHIBIT 23.2


                         [Letterhead of Arthur Andersen LLP]



                      Consent of Independent Public Accountants
                      -----------------------------------------


               As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated November 16, 1994 (except with respect to matters discussed in Note 12, as to which the date is January 9, 1995) on the consolidated financial statements of Medical Diagnostics, Inc. and its subsidiaries as of September 30, 1994 and 1993 and for each of the three fiscal years ended September 30, 1994 which are included in the Joint Proxy Statement of Advanced NMR Systems, Inc. and Medical Diagnostics, Inc. dated August 3, 1995 which is incorporated by reference into this Registration Statement.

               We also consent to the reference to us under the heading "experts" in such Prospectus.


                                             /s/ Arthur Andersen LLP

                                             ARTHUR ANDERSEN LLP


          Boston, Massachusetts
          September 7, 1995